Exhibit 99.2

CALLCOPY, INC.

dba UPTIVITY

FINANCIAL

STATEMENTS

FOR THE

QUARTERLY PERIODS

ENDED MARCH 31,

2014 AND 2013

CALL COPY, INC. dba UPTIVITY

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REVIEW REPORT	1

FINANCIAL STATEMENTS:

Balance Sheets	2 - 3

Statements of Income	4

Statements of Changes in Stockholders’ (Deficit) Equity	5

Statements of Cash Flows	6 - 7

NOTES TO FINANCIAL STATEMENTS	8 - 20

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Stockholders

CallCopy, Inc. dba Uptivity

Columbus, Ohio

Report on the Financial Statements

We have reviewed the financial statements of CallCopy, Inc. dba Uptivity (the “Company”) which comprise the balance sheets as of March 31, 2014 and 2013, and the related statements of income, changes in stockholders’ (deficit) equity, and cash flows for the three-month periods then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope that an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

June 20, 2014

CALL COPY, INC. dba UPTIVITY

BALANCE SHEETS

	MARCH 31,
	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,172,265	$3,687,649
Accounts receivable	7,981,323	5,626,173
Deferred tax asset, net	1,112,000	447,000
Prepaid expenses and other current assets	683,475	512,601

TOTAL CURRENT ASSETS	14,949,063	10,273,423

PROPERTY AND EQUIPMENT, net	897,659	536,061

OTHER ASSETS
Purchased software, net	59,026	410,961
Deposit	42,946	17,946
Other non-current assets	72,322	27,771

TOTAL OTHER ASSETS	174,294	456,678

	$16,021,016	$11,266,162

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

BALANCE SHEETS

	MARCH 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Current portion of capital lease obligation	$15,447	$17,028
Accounts payable	1,006,748	808,742
Accrued liabilities	3,894,112	718,215
Deferred revenue	10,480,803	7,172,139

TOTAL CURRENT LIABILITIES	15,397,110	8,716,124

LONG-TERM LIABILITIES
Capital lease obligation, less current portion	10,285	722
Deferred tax liability	146,000	197,000
Deferred revenue, less current portion	1,379,210	1,064,088

TOTAL LONG-TERM LIABILITIES	1,535,495	1,261,810

TOTAL LIABILITIES	16,932,605	9,977,934

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock par value as of March 31, 2014 $0.00001, authorized- 1,000,000, issued- 868,798 and outstanding- 635,190 shares; as of March 31, 2013 par value $0.00001, authorized- 1,000,000, issued- 868,798 and outstanding- 658,228 shares	9	9
Additional paid-in capital	7,744,953	7,663,518
Retained deficit	(1,674,117)	(402,876)
Less 233,688 and 210,570 treasury shares at cost as of March 31, 2014 and 2013, respectively	(6,982,434)	(5,972,423)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(911,589)	1,288,228

	$16,021,016	$11,266,162

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF INCOME

	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	%	2013	%

NET REVENUE
Recurring product and service	$2,158,443	40.5	$1,546,077	42.1
Perpetual product and service	3,166,872	59.5	2,125,272	57.9

TOTAL NET REVENUE	5,325,315	100.0	3,671,349	100.0

TOTAL COST OF REVENUE	898,562	16.9	773,088	21.1

GROSS PROFIT	4,426,753	83.1	2,898,261	78.9

OPERATING EXPENSES
Sales and marketing	1,968,056	37.0	1,560,980	42.5
General and administrative	1,579,411	29.7	802,441	21.9
Research and development	933,722	17.4	858,140	23.3

TOTAL OPERATING EXPENSES	4,481,189	84.1	3,221,561	87.7

OPERATING LOSS	(54,436)	(1.0)	(323,300)	(8.8)

OTHER INCOME
Interest income	1,725	—	1,298	—
Other income	—	—	14,612	0.4

TOTAL OTHER INCOME	1,725	—	15,910	0.4

LOSS BEFORE INCOME TAXES	(52,711)	(1.0)	(307,390)	(8.4)

INCOME TAX BENEFIT	11,000	0.2	93,912	2.6

NET LOSS	$(41,711)	(0.8)	$(213,478)	(5.8)

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Issued Common Stock			Additional	Retained	Treasury	Total Stockholders’
	Class A Shares	Class B Shares	Amount	Paid-in Capital	Deficit	Stock	Equity (Deficit)

BALANCE - January 1, 2013	620,902	247,896	$9	$7,641,018	$(189,398)	$(5,972,423)	$1,479,206

Share-based compensation costs	—	—	—	22,500	—	—	22,500

Net loss	—	—	—	—	(213,478)	—	(213,478)

BALANCE - March 31, 2013	620,902	247,896	9	7,663,518	(402,876)	(5,972,423)	1,288,228

BALANCE - January 1, 2014	620,902	247,896	9	7,709,444	(1,632,406)	(6,982,205)	(905,158)

Share-based compensation costs	—	—	—	25,500	—	—	25,500

Proceeds from share-based compensation exercise	—	—	—	10,009	—	—	10,009

Purchases of treasury stock	—	—	—	—	—	(229)	(229)

Net loss	—	—	—	—	(41,711)	—	(41,711)

BALANCE - March 31, 2014	620,902	247,896	$9	$7,744,953	$(1,674,117)	$(6,982,434)	$(911,589)

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(41,711)	$(213,478)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	105,854	104,698
Bad debt recovery	(13,532)	—
Share-based compensation costs	25,500	22,500
Deferred income taxes	(11,000)	(94,000)
(Increase) decrease in:
Accounts receivable	714,702	(914,150)
Prepaid expenses and other current assets	(154,962)	(193,696)
Increase (decrease) in:
Accounts payable	251,062	270,511
Accrued liabilities	(106,934)	(2,063)
Deferred revenue	359,549	1,362,138

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,128,528	342,460

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(113,279)	(67,719)
Investment in purchased software	(500)	—

NET CASH USED IN INVESTING ACTIVITIES	$(113,779)	$(67,719)

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CASH FLOWS

	FOR THE THREE MONTHS ENDED MARCH 31,
	2014	2013
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings, including capital lease	$(7,130)	$(3,928)
Proceeds from share-based compensation exercise	10,009	—
Purchase of treasury stock	(229)	—

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	2,650	(3,928)

NET INCREASE IN CASH	1,017,399	270,813

CASH, beginning of period	4,154,866	3,416,836

CASH, end of period	$5,172,265	$3,687,649

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies

Nature of business

CallCopy, Inc. dba Uptivity (the “Company”, “we”, “us”, and “our”, unless the context indicate otherwise) was founded and incorporated in the state of Ohio in March 2004. In October 2011 the Company converted from an Ohio corporation to a Delaware corporation. The Company’s headquarters are located in Columbus, Ohio. The Company is a leading provider of innovative call recording and contact center solutions, and is committed to the highest standards of customer and employee satisfaction. CallCopy’s cc: Discover suite delivers advanced call recording, screen capture, quality management, speech analytics, performance management, customer satisfaction survey, and workforce management capabilities to organizations of all sizes and industries. The Company empowers organizations of all sizes and industries to gather business intelligence, which is leveraged to maximize operational performance, reduce liability, achieve regulatory compliance, and increase customer satisfaction.

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

New accounting pronouncement

In March 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements (ASU 2014-07), which provides an accounting alternative within GAAP for private companies. ASU 2014-07 permits a private company with the option not to consolidate variable interest entities (VIEs) in common control leasing arrangements as long as certain criteria are met. ASU 2014-07 is effective for annual periods beginning after December 15, 2014. Early adoption is permitted. The Company has elected to adopt the alternative accounting treatment under ASU 2014-07 effective December 31, 2013 which requires retrospective application for all periods presented. Prior to 2013 the Company did not have any variable interest entities requiring consolidation. During 2013 the Company entered into a lease with Cabo Leasing LLC, a variable interest entity. The Company is the primary lessee beneficiary. Due to being the primary beneficiary, Cabo Leasing LLC would have required consolidation under previous GAAP. However, the criteria for ASU 2014-07 was met and the Company elected to not consolidate variable interest entities in common control leasing arrangements. See Note E for further details of activities with Cabo Leasing LLC.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash, cash equivalents, and accounts receivable. The Company mitigates its credit risk with respect to cash and cash equivalents by making deposits only with large, reputable financial institutions; however at times these deposits may exceed federally insured limits.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Concentration of credit risk (continued)

We grant credit terms to our customers in the ordinary course of business. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising our customer base.

There was one customer that accounted for 13% of revenue during the three month period ended March 31, 2014. One customer accounted for 17% of the Company’s total accounts receivable at March 31, 2014.

There were no revenue concentrations during the three month period ended March 31, 2013. One customer accounted for 12% of the Company’s total accounts receivable at March 31, 2013.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity date of three months or less from the date of purchase to be cash equivalents and are stated at cost, which approximates fair value. Cash and cash equivalents consist of a money market savings account. As of March 31, 2014 and 2013, the Company had money market savings of $4,788,260 and $3,207,405, respectively.

Accounts receivables

The Company reports trade accounts receivables at net realizable value. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized within general and administrative expenses on the statements of income. As of March 31, 2014 and 2013, no allowance for doubtful accounts was considered necessary.

Property, equipment and software

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related asset, which ranges from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the term of the related lease. Upon retirement or disposal, the cost of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of income in the period realized. Major additions and improvements are capitalized, while replacements, repairs, and maintenance that do not extend the life of the assets are expensed as incurred. All significant purchases of software are capitalized and amortized. For the three month periods ended March 31, 2014 and 2013, $9,212 and $46,836, respectively in amortization expense was recorded related to the capitalized software.

Revenue recognition

The Company derives and reports their revenue in two categories: (a) recurring product and service, which is post contract customer support (“PCS”) and subscription software revenue and (b) perpetual product and service, which is perpetual software revenue and service revenue, including revenue from installation services, project management, and training services.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Revenue recognition (continued)

Our revenue recognition policy is a critical component of determining our operating results and is based on a complex set of accounting rules that require us to make significant judgments and estimates. Our customer arrangements may include several elements, including products, services, and support. Revenue recognition for a particular arrangement is dependent upon such factors as the contractual delivery, acceptance, payment, and support terms with the customer. Significant judgment is required to conclude whether collectability of fees is considered probable and whether fees are fixed and determinable. In addition, our multiple- element arrangements must be carefully reviewed to determine whether the fair value of each element can be established, which is a critical factor in determining the timing of the arrangement’s revenue recognition.

For software license arrangements that do not require significant modification or customization of the underlying software, the Company recognizes revenue when we have persuasive evidence of an arrangement, the product and services have been accepted by the customer, the sales price is fixed or determinable and collectability is probable.

The majority of our software license arrangements contain multiple elements, including software, hardware, PCS, and professional services, such as installation and training.

For multiple elements within the scope of the software revenue guidance we allocate revenue to the delivered elements of the arrangement using the residual method, whereby revenue is allocated to the undelivered elements based on vendor-specific objective evidence of fair value (“VSOE”) of the undelivered elements with the remaining arrangement fee allocated to the delivered elements and recognized as revenue assuming all other revenue recognition criteria are met, if we are unable to establish VSOE for the undelivered elements of the arrangement, revenue recognition is deferred for the entire arrangement until all elements of the arrangement are delivered. However, if the only undelivered element is PCS, we recognize the arrangement fee ratably over the PCS period.

For multiple-element arrangements for which we are unable to establish VSOE of one or more elements and where such arrangements are recognized ratably, we use various available indicators of fair value and apply our best judgment to reasonably classify the arrangement’s revenue into product, service and support revenue for financial reporting purposes. For these arrangements, we review our VSOE for PCS services from similar transactions and stand-alone services arrangements, in order to determine reasonable and consistent approximations of fair values of PCS service revenue for statement of income classification purposes with the remaining amount being allocated to product revenue.

PCS revenue is derived from providing technical software support services and unspecified software updates and upgrades to customers on a when-and-if-available basis. PCS revenue is recognized ratably over the term of the maintenance period, which in most cases is 15 months. When PCS is included within a multiple-element arrangement, we utilize the substantive renewal rate approach to establish VSOE for the PCS.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Revenue recognition (continued)

Under the substantive renewal rate approach, we believe it is necessary to evaluate whether both the support renewal rate and term are substantive, and whether the renewal rate is being consistently applied to subsequent renewals. We establish VSOE under this approach through analyzing the renewal rate stated in the customer agreement and determining whether that rate is within a reasonable range of the renewal rate established for that particular PCS offering. The minimum substantive VSOE rate is determined based upon an analysis of stand-alone renewal rates associated with customers that renewed PCS in the current fiscal year. For contracts that do not contain a separately stated renewal rate, revenue will be re-allocated from the delivered elements to the undelivered element(s), in this instance PCS, using the residual method of accounting based upon VSOE of fair value established by the company.

If an arrangement includes customer acceptance criteria, revenue is not recognized until we can objectively demonstrate that the software or services meet the acceptance criteria, or the acceptance period lapses, whichever occurs earlier.

Product revenue derived from shipments to original equipment manufacturers (“OEMs”) who purchase our products for resale is generally recognized when such products are shipped (on a “sell-in” basis). We have historically experienced insignificant product returns from resellers and OEMs, and our payment terms for these customers are similar to those granted to our end- users. If a reseller or OEM develops a pattern of payment delinquency, or seeks payment terms longer than generally accepted, we defer the recognition of revenue until the receipt of cash. Our arrangements with resellers and OEMs are periodically reviewed as our business and products change.

In instances where revenue is derived from sale of third-party vendor services and we are a principal in the transaction, we generally record revenue at gross and record costs related to a sale in cost of revenue. In those cases where we are acting as an agent between the customer and the vendor, and we are not the primary obligor and/or do not bear credit risk, or where we earn a fixed transactional fee, revenue is recorded net of costs.

We record reimbursements from customers for out-of-pocket expenses as revenue. Shipping and handling fees and expenses that are billed to customers are recognized in revenue and the costs associated with such fees and expenses are recorded in cost of revenue. Historically, these fees and expenses have not been material.

Cost of revenue

Cost of revenue includes costs of materials, compensation and benefit costs for operations and service personnel, subcontractor costs, royalties and license fees, and related overhead costs.

Internally developed software costs to be sold

The Company does not capitalize its ongoing costs of developing its software, which consists primarily of personnel costs. Capitalization of software development costs is required upon the establishment of technological feasibility of the product. New product versions are released on a regular basis and the time between establishing technological feasibility and product release is very short. As a result, amounts that would qualify for capitalization are not significant.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Deferred revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s software agreements. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

Research and development

Costs related to research and development are expensed as incurred.

Stock-based compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of the award. We use the Black-Scholes option-pricing model to estimate the fair value of our stock-based awards. We recognize the fair value of the award over the period during which an employee is required to provide service in exchange for the award.

Income taxes

On October 18, 2011 the Company converted to C Corporation status from S Corporation status for income tax purposes. During the period of S Corporation status, the Company did not pay federal and state income taxes at the entity level, rather the Company’s stockholders included their share of the Company’s taxable income in their individual federal and state income tax returns. Upon conversion to C Corporation status the Company now pays federal and certain state and local income taxes at the entity level. Income taxes are accounted for under the asset and liability method.

Deferred tax assets and liabilities are recognized for the future federal tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted federal tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainty in income taxes using the provisions of FASB Accounting Standards Codification (ASC) 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than- not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2011 through the 2013 tax year. As of March 31, 2014, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Income taxes (continued)

It is the policy of the Company to include in its statements of income in operating expenses, penalties and interest assessed by income taxing authorities. There are no penalties or interest from taxing authorities included in the statements of income for the three month periods ended March 31, 2014 and 2013.

Events occurring after reporting date

The Company has evaluated events and transactions that occurred between April 1, 2014 and June 20, 2014 which is the date that the financial statements were available to be issued for possible recognition or disclosure in the financial statements.

NOTE B - Property and equipment

Property and equipment at March 31 consist of the following:

	2014	2013

Computers and hardware	$947,223	$690,369
Capital lease assets – office equipment	159,489	125,002
Office equipment	607,421	377,206
Leasehold improvements	223,746	142,458

Total property and equipment	1,937,879	1,335,035

Accumulated depreciation	(1,040,220)	(798,974)

Property and equipment, net	$897,659	$536,061

Depreciation expense for the three month periods ended March 31, 2014 and 2013 was $96,642 and $57,862, respectively.

NOTE C - Accrued liabilities

Accrued liabilities at March 31 consist of the following:

	2014	2013

Deferred rent	$113,730	$30,069
Vacation and employee-related expenses	47,389	87,932
Bonus and commissions	647,245	388,760
State income taxes	54,941	—
Legal settlement	2,500,000	—
Other	530,807	211,454

Accrued liabilities	$3,894,112	$718,215

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE D - Borrowings

In December 2011, the Company entered into an agreement for an available line of credit of up to $4,000,000. Borrowings under the line of credit are subject to a variable interest rate based on the prime rate plus 0.25% (3.50% at March 31, 2014 and 2013). The line of credit is secured by substantially all assets of the Company. The line of credit is renewed through December 31, 2015. The agreement also contains a borrowing base restriction. Applying the applicable borrowing base calculation yielded a total amount of approximately $3,565,000 available for borrowing as of March 31, 2014 and $2,909,000 as of March 31, 2013. No outstanding balance existed on the line of credit as of March 31, 2014 or 2013.

The Company also entered into a term loan facility in December 2011 of which $2,000,000 is available for advance over a twelve month period for strategic initiatives. During 2013 the term loan line available was increased to $3,500,000 and the availability end date was extended to December 31, 2014. The loan is subject to a variable interest rate based on the prime rate plus 1.00% (4.25% at March 31, 2014 and 2013) and has an amended maturity date of June 1, 2017. The term loan facility is collateralized by substantially all assets of the Company.

The line of credit and term loan facility agreements contain a financial covenant relating to liquidity when a balance is outstanding and other non-financial covenants. As of March 31, 2014 and 2013, the Company was in compliance with these covenants.

In May 2014, the line of credit agreement and term loan facility was terminated in connection with the merger discussed in Note L.

NOTE E - Leases

Capital leases

The Company is the lessee of office equipment held under capital leases. During 2013 the Company entered into additional new capital leases. The leased equipment is recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The assets are amortized over their estimated useful lives of five years or over the lease term, whichever is shorter. Amortization of equipment held under the capital leases is included in depreciation expense.

Following is a summary of equipment held under capital leases and included in property and equipment:

	March 31, 2014	March 31, 2013

Equipment	$159,489	$125,002
Less: accumulated depreciation	133,373	105,018

	$26,116	$19,984

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE E - Leases (continued)

Capital leases (continued)

Minimum future lease payments under capital leases as of March 31, 2014 through maturity are:

Periods ended March 31,	Amount
2014 (remaining nine months)	$12,105
2015	11,394
2016	2,233

25,732
Less: amount representing interest (-0-%)	—
Less: current portion	15,447

Long-term portion	$10,285

Operating leases

The Company leases certain office space under operating leases that expire in 2023. In May 2013, the Company entered into an operating lease with Cabo Leasing LLC, an affiliated entity, to lease an approximate 31,500 square foot office facility. The lease is for a 10 year term. Rent due under this lease as well as the lease previously entered into for the Company’s former office space is included in the following future minimum payments schedule. Rent expense for the three month periods ended March 31, 2014 and 2013 was $210,562 and $75,172, respectively.

Future minimum payments of the Company’s operating leases at March 31, 2014 are as follows:

Periods ended March 31,	Amount
2014 (remaining nine months)	$411,242
2015	560,404
2016	454,241
2017	378,204
2018	386,083
2019 (first three months)	98,491
Thereafter	1,701,918

$3,990,583

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE F - Commitments and contingencies

Certain Company licensing agreements indemnify its customers for expenses or liabilities resulting from claimed infringements of patent, trademark, intellectual property copyright, trade secrets, or other rights. Certain of these indemnification provisions are perpetual from execution of the agreement and, in some instances, the maximum amount of potential future indemnification is not limited. The agreements typically give the Company options to cure the infringement and the right to defend the claims. A settlement agreement was reached effective October 2013 whereby the parties agreed to settle certain patent infringement claims for $2,500,000, payable to the plaintiff in April 2014. The settlement amount has been included in accrued liabilities within the Company’s balance sheet at March 31, 2014. If a change in control event as defined occurs and the Company’s annual net revenues exceed the threshold compounded growth rate applicable to such calendar year through the term of the agreement (October 13, 2013 through the latest expiration date of any of the applicable licensed patents) the Company may have to pay royalties on the amounts exceeding the thresholds.

During the three month period ended March 31, 2014 the Company paid $190,374 in legal fees to defend certain lawsuits with respect to patent infringement claims, which is included in general and administrative expenses in the statements of income. In the opinion of management, any remaining open matters will not have a material effect upon the financial position of the Company.

NOTE G - Income taxes

The components of the income tax provision included in the statement of income are all attributable to continuing operations and are detailed as follows for the three month periods ending March 31:

	2014	2013

Current federal, state and local income tax benefit	$—	$—
Deferred federal and state income tax benefit	11,000	93,912

Total income tax benefit	$11,000	$93,912

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE G - Income taxes (continued)

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory federal rate to income before taxes is as follows for the three month periods ending March 31:

	2014	2013

Federal and state income tax benefit (federal computed at 34% of pretax income and state at 4% of pretax income)	$20,000	$104,912
Effect of non-deductible expenses	(9,000)	(11,000)

Net income tax benefit	$11,000	$93,912

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes as a result of certain expenses that are not tax deductible.

The details of the deferred tax asset (liability) are as follows for the three month periods ending March 31:

	2014	2013
Current
Total deferred tax liability	$—	$—
Total deferred tax asset	1,112,000	447,000

Total current deferred tax asset	$1,112,000	$447,000

Non-current
Total deferred tax liability	$(146,000)	$(197,000)
Total deferred tax asset	—	—

Total non-current deferred tax liability	$(146,000)	$(197,000)

Significant temporary differences giving rise to the deferred tax assets and liabilities include depreciation, certain accrual accounts including an accrued legal settlement deferred tax asset of $950,000 as of March 31, 2014, long-term deferred revenue, tax credit carryforwards of approximately $65,000 as of March 31, 2014 and 2013 (expiring in 2032) and net operating loss carryforwards of approximately $33,000 and $331,000 as of March 31, 2014 and 2013, respectively with expirations beginning in 2031 through 2032 that are recognized in different periods for financial and income tax reporting purposes.

NOTE H - Employee benefit plan

The Company has a 401(k) defined contribution plan (the “401(k) Plan”) covering all eligible full-time employees. The 401(k) Plan provides for employee salary deferral contributions, as well as discretionary Company matching contributions. Discretionary company contributions relating to the 401(k) Plan for the periods ended March 31, 2014 and 2013 was $85,423 and $77,438, respectively.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

The Company’s stock incentive awards are granted to employees under the terms of the 2007 Stock Option and Incentive Plan, which was approved and became effective on December 21, 2007.

Options held ordinarily vest 20% each year over five years. Options are granted at fair value (as determined by external valuation) and are exercisable over a maximum term of 10 years from the date of grant.

	Options Outstanding
	Shares available for grant	Number of shares	Weighted- average exercise price

Balance, December 31, 2012	57,450	48,225	$23.01

Exercisable, December 31, 2012		21,650	$18.42

Options forfeited during 2013	200	(200)	$27.20
Balance, March 31, 2013	57,650	48,025	$22.99

Exercisable, March 31, 2013		23,636	$19.09

Balance, December 31, 2013	46,650	59,025	$27.11

Exercisable, December 31, 2013		30,655	$20.23

Options forfeited during 2014	400	(400)	$27.76
Balance, March 31, 2014	47,050	58,625	$27.10

Exercisable, March 31, 2014		33,261	$21.04

The weighted-average remaining contractual term of options outstanding at March 31, 2014, was seven years and 33,261 options were exercisable. The weighted-average remaining contractual term of options outstanding at March 31, 2013, was six and a half years and 23,636 options were exercisable.

The total weighted-average fair value of options granted in 2013 and 2012 was $18.06 and $11.48, respectively, and was estimated at the date of grant using the Black-Scholes option- pricing model. The following assumptions were used for these options granted in 2013: weighted-average risk-free interest rate of 3.72%, no expected dividend yield, weighted-average volatility of 41.62%, based upon competitors within the industry, and an expected option life of five years.

The following assumptions were used for these options granted in round one of 2012: weighted- average risk-free interest rate of 1.9%, no expected dividend yield, weighted-average volatility of 44.08%, based upon competitors within the industry, and an expected option life of five years.

The following assumptions were used for these options granted in round two of 2012: weighted- average risk-free interest rate of 1.9%, no expected dividend yield, weighted-average volatility of 43.53%, based upon competitors within the industry, and an expected option life of five years.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE I - Stock-based compensation (continued)

A summary of the status of, and changes to, unvested options during the three month periods ended March 31, 2014 and 2013 are as follows:

	Number of shares	Weighted- average exercise price

Unvested, December 31, 2012	26,575	$26.79

Vested	(1,986)	$26.38
Forfeited	(200)	$27.20

Unvested, March 31, 2013	24,389	$26.77

Unvested, December 31, 2013	28,370	$34.52

Vested	(2,606)	$30.38
Forfeited	(400)	$27.76

Unvested, March 31, 2014	25,364	$35.04

As of March 31, 2014 and 2013, there was $363,193 and $225,596, respectively, of total unrecognized compensation cost related to unvested options granted under the Plan.

Future compensation costs related to unvested options granted under the Plan at March 31, 2014 are as follows:

Periods ended March 31,	Amount
2014 (remaining nine months)	$80,925
2015	107,900
2016	87,672
2017	49,362
2018	37,334

$363,193

NOTE J - Common stock

In November 2013, the Company purchased 23,380 Class A common stock shares from multiple stockholders for $1,009,782. The Class B shares have the same economic rights and voting provisions as Class A common stock shares, but contain differences in respect to Board of Director composition and other protective provisions as well as redemption right.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE K - Related party transactions

During 2012 the Company purchased software in the amount of $407,235 from a related party. In September 2013 the Company recorded a $271,490 loss on impairment of software to take the remaining net realizable value of the asset to zero as it was determined the software would be redesigned. In connection with this purchase the Company also entered into a reseller agreement with the related party to sell software and services. Revenues related to this agreement were approximately $108,591 and $143,773 for the three month periods ended March 31, 2014 and 2013, respectively, and are included in net revenue on the statements of income. Related accounts receivable at March 31, 2014 and 2013 were approximately $56,133 and $125,539, respectively.

NOTE L - Subsequent events

Subsequent events were evaluated through June 20, 2014, which is the date the financial statements were available to be issued. On May 6, 2014, the Company entered into an Agreement and Plan of Merger pursuant to which inContact, Inc. (“inContact”) acquired the Company as a wholly-owned subsidiary (the “Merger”). The transaction was closed the same day.

Under the terms of the transaction inContact formed a subsidiary that merged with the Company, and in connection with the merger inContact issued to nine stockholders of the Company 4,256,244 shares of common stock and paid cash in the amount of approximately $14.6 million. The shares issued are subject to lock-up restrictions providing for release in stages over a period of approximately one year.

Also in May 2014 the Company’s Board of Directors approved the acceleration of 3,280 unvested stock options to be vested effective upon the consummation of the Merger. Furthermore, as part of the Merger agreement all vested options upon consummation of the Merger shall be cancelled and exchanged for cash consideration payable to the holders thereof in an amount per vested option approximately equal to the value of the consideration on the date of the Merger that a holder of one share of Class A Common Stock of the Company shall receive from inContact.